Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 78 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder International Fund, Inc. comprised of Scudder Greater Europe Growth Fund, Scudder Latin America Fund, and Scudder Pacific Opportunities Fund of our reports dated December 10, 1999, December 10, 1999, and December 14, 1999, respectively, on the financial statements and financial highlights appearing in the October 31, 1999 Annual Reports to the Shareholders of Scudder Greater Europe Growth Fund, Scudder Latin America Fund, and Scudder Pacific Opportunities Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.






/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000